UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 26, 2006

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2006, the compensation committee (the “Compensation Committee”) of the board of directors of Monolithic Power Systems, Inc. (the “Company”) approved a form of performance unit agreement for use under the Company’s 2004 Equity Incentive Plan. A copy of the form of performance unit agreement is attached hereto as Exhibit 10.1. Also on October 26, 2006, the Compensation Committee approved the grant of 25,000 performance units to Mr. Maurice Sciammas, Vice President of Worldwide Sales and Tactical Marketing. The shares vest at a rate of fifty percent (50%) one year after the date of grant and an additional fifty percent (50%) two years after the date of grant, subject to Mr. Sciammas’ continued service with the Company on the applicable vesting date. The grant to Mr. Sciammas is subject to the terms and conditions of the performance unit agreement which is attached hereto as Exhibit 10.2 and the terms and conditions of the Company’s 2004 Equity Incentive Plan .

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Performance Unit Agreement

10.2	Performance Unit Agreement with Maurice Sciammas, dated as of October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 1, 2006	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

Index to Exhibits

Exhibit	Description
10.1	Form of Performance Unit Agreement

10.2	Performance Unit Agreement with Maurice Sciammas, dated as of October 26, 2006